Exhibit 21

SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Hiroshima Yale Co., Ltd.	Japan (20%)
Hyster (H.K.) Limited	Hong Kong (PRC)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster Singapore Pte Ltd	Singapore
Hyster-Yale Australia Holding Pty Ltd.	Australia
Hyster-Yale Asia-Pacific Pty, Ltd.	Australia
Hyster-Yale Canada ULC	Canada
Hyster-Yale Capital Holding B.V.	Netherlands
Hyster-Yale Deutschland GmbH	Germany
Hyster-Yale Distribution B.V.	Netherlands
Hyster-Yale France S.A.R.L.	France
Hyster-Yale Group, Inc.	Delaware
Hyster-Yale Group Limited	United Kingdom
Hyster-Yale Holding B.V.	Netherlands
Hyster-Yale International B.V.	Netherlands
Hyster-Yale Italia SpA	Italy
Hyster-Yale Nederland B.V.	Netherlands
Hyster-Yale UK Limited	United Kingdom
Hyster-Yale UK Pension Co. Limited	United Kingdom
Hyster-Yale Mauritius	Mauritius
NACCO Materials Handling Group Brasil Ltda.	Brazil
NMHG Distribution Pty. Limited	Australia
NMHG Financial Services, Inc.	Delaware (20%)
NMHG India Engineering and Support Services Private Ltd.	India
NMHG Mexico S.A. de C.V.	Mexico
NMHG Oregon, LLC	Oregon
Nuvera Fuel Cells Europe Srl	Italy
Nuvera Fuel Cells, LLC.	Delaware
Onoda Industry Co. Ltd.	Japan (20%)
Proton Acquisition, LLC	Delaware
Shanghai Hyster Forklift, Ltd.	China (75%)
Shanghai Hyster International Trading Co. Ltd.	China
Shiga Yale Co., Ltd.	Japan (50%)
SNP Estate Corporation	Philippines (50%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Materials Handling Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Materials Handling (Vietnam) Co., Ltd.	Vietnam (50%)
Tohoku Shinko Co., Ltd.	Japan (28%)
Tokai Shinko Co., Ltd.	Japan (15%)
Weil Corporation	Philippines (50%)
Yale Materials Handling UK Ltd.	United Kingdom